  [LETTERHEAD OF STEPHEN E. DIETZ, ASSOCIATE GENERAL COUNSEL, CITIBANK, N.A.]

                                                                     EXHIBIT 5.1

                                                                October 27, 1997


Citibank Credit Card Master Trust I,
  Credit Card Participation Certificates

Citibank (South Dakota), N.A.
701 East 60th Street, North
Sioux Falls, South Dakota 57117

Citibank (Nevada), National Association
8725 West Sahara Avenue
Las Vegas, Nevada 89163

Ladies and Gentlemen:

This opinion is being provided to you by the undersigned, as an Associate General Counsel of Citibank, N.A. I have acted as counsel to Citibank (South Dakota), N.A. ("Citibank (South Dakota)"), Citibank (Nevada), National Association ("Citibank (Nevada)") and the Citibank Credit Card Master Trust I (the "Trust"), in connection with the filing by Citibank (South Dakota) and Citibank (Nevada) with the Securities and Exchange Commission of a Registration Statement on Form S-3 being filed today (the "Registration Statement") registering under the Securities Act of 1933, as amended (the "Act"), Credit Card Participation Certificates representing undivided interests in certain assets of the Trust (the "Certificates"). The Certificates of a particular series will be issued pursuant to the Pooling and Servicing Agreement dated as of May 29, 1991 (the "Pooling and Servicing Agreement"), among Citibank (South Dakota), as Seller and Servicer, Citibank (Nevada), as Seller, and Yasuda Bank and Trust Company (U.S.A.), as Trustee, and a related Series Supplement to the Pooling and Servicing Agreement (a "Series Supplement") among Citibank (South Dakota), as Seller and Servicer, Citibank (Nevada), as Seller, and Yasuda Bank and Trust Company (U.S.A.), as Trustee, substantially in the forms filed as Exhibits 4.2 and 4.1, respectively, to the Registration Statement. I have examined such corporate records, certificates and other documents, and reviewed such questions of law, as I have considered necessary or appropriate for purposes of this opinion.

Citibank Credit Card Master Trust I,       Page 2           October 27, 1997
 Credit Card Participation Certificates

On the basis of such examination and review, I advise you that, in my opinion:

     1. When the Series Supplement relating to a particular series of Certificates is duly and validly authorized, executed and delivered by Citibank (South Dakota) and Citibank (Nevada), as Sellers, Citibank (South Dakota), as Servicer, and the Trustee, such Series Supplement will constitute the valid and legally binding obligation of Citibank (South Dakota) and Citibank (Nevada), as Sellers, and Citibank (South Dakota), as Servicer, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity; and

     2. When the issuance, execution and delivery of the Certificates of a particular series have been duly authorized by Citibank (South Dakota) and Citibank (Nevada), as Sellers, and when such Certificates have been duly executed and delivered by Citibank (South Dakota) and Citibank (Nevada) in accordance with the Pooling and Servicing Agreement and the related Series Supplement and authenticated by the Trustee and issued and sold as contemplated by the Registration Statement and the Prospectus delivered pursuant to Section 5 of the Act in connection therewith, the Certificates will be legally and validly issued, fully paid and nonassessable and entitled to the benefits provided by such Series Supplement and the Pooling and Servicing Agreement.

The opinions expressed herein are limited to the laws of the State of New York and the Federal laws of the United States of America.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus relating to the Certificates. I do not admit by giving this consent that I am in the category of persons whose consent is required under Section 7 of the Act.


                                              Very truly yours,
                                              /s/ Stephen E. Dietz